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                                                                    EXHIBIT 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS

       We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 9, 1995 and March 16, 1995, appearing in the Prospectus which is a part of Amendment No. 4 to the Registration Statement of Signature Resorts, Inc. on Form S-1 (No. 333-06027) dated August 15, 1996, on our audits of the financial statements of Fall Creek Resort, L.P. and Cypress Pointe Resorts, L.P., respectively, as of December 31, 1994 and for each of the two years in the period then ended, which financial statements are not presented separately in the aforementioned Prospectus.



                                              COOPERS & LYBRAND L.L.P.

Orlando, Florida
October 31, 1996



                      CONSENT OF INDEPENDENT ACCOUNTANTS

       We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 29, 1996 and April 9, 1996, appearing in the Prospectus which is a part of Amendment No. 4 to the Registration Statement of Signature Resorts, Inc. on Form S-1 (No. 333-06027) dated August 15, 1996, on our audits of the financial statements of AKGI Flamingo CVoa and AKGI Royal Palm CVoa, respectively, as of December 31,
1995 and for the period May 23, 1995 through December 31, 1995, which financial statements are not presented separately in the aforementioned Prospectus.



                                              COOPERS & LYBRAND L.L.P.

Phillipsburg, St. Maarten
October 31, 1996